SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November 12, 2002

                             SBM Certificate Company
               (Exact Name of Registrant as Specified in Charter)

        Maryland                          811-6268               52-2250397
(State of Other Jurisdiction            (Commission             (IRS Employer
     of Incorporation)                   File Number)        Identification No.)

c/o STATE BOND & MORTGAGE COMPANY, L.L.C.
5101 RIVER ROAD, SUITE 101
BETHESDA, MD                                                        20816
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 301-656-4200

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)


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Item 5. Other Events.

      SBM Certificate Company (the "Company") is a registered face-amount certificate company under the Investment Company Act of 1940 ("1940 Act"). The Company is 100% owned by State Bond & Mortgage Company L.L.C., which in turn is 100% owned by 1st Atlantic Guaranty Corporation ("1st Atlantic"), also a registered face-amount certificate company under the 1940 Act. John J. Lawbaugh owns 7,500,000 shares of 1st Atlantic's outstanding capital stock (the "Shares"), which represents majority ownership of 1st Atlantic.

      On August 16, 2002, the respective Boards of Directors of the Company and 1st Atlantic, including in each case, a majority of the directors who are not "interested persons" within the meaning of the 1940 Act, adopted resolutions removing Mr. Lawbaugh from his positions as Chairman of the Board and Chief Executive Officer of the Company and 1st Atlantic for an indefinite period, suspending Mr. Lawbaugh's authority to act for or bind the Company or 1st Atlantic with respect to any transactions and prohibiting him from exercising any control over the Company or 1st Atlantic and their assets. The actions taken by the Boards of Directors resulted from information brought to their attention concerning Mr. Lawbaugh's possible participation in certain financial transactions involving the Company and 1st Atlantic, which raised potential legal issues. Reference is made, in that regard, to the Company's Form 8-K current report dated August 16, 2002, and its Form 8-K current report dated October 3, 2002.

      On November 14, 2002, Mr. Lawbaugh entered into an Escrow Agreement with 1st Atlantic and an escrow agent, pursuant to which the Shares have been delivered to the escrow agent to be held pending their sale to an independent third party who has no affiliation with Mr. Lawbaugh. Under the terms of the Escrow Agreement, Mr. Lawbaugh relinquished his voting rights associated with the Shares to the Board of Directors of 1st Atlantic and has agreed to an initial period of 60 days to sell his Shares. This period may be extended by 1st Atlantic's Board of Directors for another 30 days if Mr. Lawbaugh is engaged in good faith efforts to sell his Shares, with any further extensions granted at the discretion of 1st Atlantic's Board. If Mr. Lawbaugh receives a bona fide offer within the aforesaid periods, additional time will be allowed by 1st Atlantic's Board for the transaction to close. In addition, upon the sale of the Shares, cash proceeds from the sale will first be paid to 1st Atlantic and the Company to satisfy claims by those companies against Mr. Lawbaugh. Any proceeds remaining after the payment of such claims shall be paid to Mr. Lawbaugh. Mr. Lawbaugh has agreed to undertake diligently and actively efforts to sell or otherwise dispose of the Shares as provided the Escrow Agreement, a copy which is included as Exhibit 99.1 to this current report.

      During the term of the Escrow Agreement the Board of Directors of 1st Atlantic shall have full power and authority to vote the Shares, subject to the terms of the Escrow Agreement.

      Pursuant to the terms of the Escrow Agreement, Mr. Lawbaugh has resigned, effective November 12, 2002, from the Boards of Directors of the Company and 1st Atlantic.


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Item 7. Financial Statement, Pro Forma Financial Statements and Exhibits

      (c) Exhibits

      Exhibit No.                     Description
      -----------                     -----------
      99.1                            Escrow Agreement, dated November 14, 2002,
                                      among 1st Atlantic Guaranty Corporation,
                                      John J. Lawbaugh and Baker & Botts, as
                                      escrow agent.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                              SBM Certificate Company
                                                   (Registrant)

         Date  November 27, 2002              By /s/ Eric M. Westbury
                                                 -------------------------------
                                                     Eric M. Westbury
                                                     President


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